EXHIBIT II

Selected Quarterly Data (Unaudited)
-----------------------------------------------------------------------------
(in thousands, except earnings per share)
                                                     2000 Quarters
                                                     -------------
                                              1st      2nd      3rd      4th
                                              ---      ---      ---      ---
Revenues . . . . . . . . . . . . . . . .   $31,133  $31,393  $30,484  $29,259
                                           =======  =======  =======  =======
Gross profit (loss). . . . . . . . . . .   $ 1,193  $   722  $   447  $   (30)
                                           =======  =======  =======  =======
Income from continuing operations  . . .   $   618  $   402  $   308  $    57

Loss from discontinued operations  . . .   $     -  $     -  $     -  $   417
                                           -------  -------  -------  -------
Net income (loss). . . . . . . . . . . .   $   618  $   402  $   308  $  (360)
                                           =======  =======  =======  =======
Basic earnings per share:

Income from continuing operations  . . .   $   .29  $   .19  $   .15  $   .02
Loss from discontinued operations  . . .         -        -        -     (.19)
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .29  $   .19  $   .15  $  (.17)
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,122    2,122    2,122    2,123
                                           =======  =======  =======  =======
Diluted earnings per share:

Income from continuing operations  . . .   $   .29  $   .19  $   .15  $   .02
Loss from discontinued operations  . . .         -        -        -     (.19)
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .29  $   .19  $   .15  $  (.17)
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,122    2,122    2,122    2,123
                                           =======  =======  =======  =======

                                                     1999 Quarters
                                                     -------------
                                              1st      2nd      3rd      4th
                                              ---      ---      ---      ---

Revenues . . . . . . . . . . . . . . . .   $40,182  $46,050  $36,587  $34,535
                                           =======  =======  =======  =======
Gross profit . . . . . . . . . . . . . .   $   789  $ 1,464  $ 1,202  $ 1,215
                                           =======  =======  =======  =======
Income from continuing operations  . . .   $   407  $   652  $   675  $   630
Loss from discontinued operations  . . .   $  (201) $  (629) $     -  $     -
                                           -------  -------  -------  -------
Net income . . . . . . . . . . . . . . .   $   206  $    23  $   675  $   630
                                           =======  =======  =======  =======
Basic earnings per share:

Income from continuing operations  . . .   $   .19  $   .31  $   .32  $   .30
Loss from discontinued operations  . . .      (.09)    (.30)       -        -
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .10  $   .01  $   .32  $   .30
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,115    2,115    2,115    2,117
                                           =======  =======  =======  =======
Diluted earnings per share:

Income from continuing operations  . . .   $   .19  $   .31  $   .32  $   .30
Loss from discontinued operations  . . .      (.09)    (.30)       -        -
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .10  $   .01  $   .32  $   .30
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,115    2,115    2,115    2,117
                                           =======  =======  =======  =======

                                                                   EXHIBIT III